SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 26, 2004

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

On July 26, 2004, CONSOL Energy announced its results of operations for the three months ended June 30, 2004. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOL ENERGY INC.

By: /s/ William J. Lyons

        William J. Lyons

        Senior Vice President and

        Chief Financial Officer

Dated:    July 26, 2004

EXHIBIT INDEX

99.1    Press Release of CONSOL Energy Inc. dated July 26, 2004.